Exhibit 99.1

Acer Therapeutics Reports Q3 2021 Financial Results and Provides Corporate Update

NEWTON, MA – Nov. 19, 2021 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs, today reported financial results for the third quarter ended September 30, 2021 and provided an update on Acer’s recent corporate developments.

“This quarter was all about preparing regulatory filings to advance our pipeline products,” said Chris Schelling, CEO and Founder of Acer. “For ACER-001, we successfully submitted a 505(b)(2) NDA in August and received FDA’s acceptance for filing and substantive review of our NDA in October, setting up a PDUFA target action date in June 2022. For ACER-801 and EDSIVO™, our team has been working diligently to prepare INDs, with the goal to submit both to the FDA in Q4. Additionally, we further enhanced the value in the company through the issuance of a key formulation patent by the USPTO related to ACER-001 with an expiration date of 2036, and expansion of our leadership team with the recent addition of Alka Chawla, M.D., Vice President, Medical Director.”

Q3 2021 and Recent Highlights

•	ACER-001 (sodium phenylbutyrate)
o

Announced that the U.S. Food and Drug Administration (FDA) has accepted for filing the New Drug Application (NDA) for ACER-001 (sodium phenylbutyrate) for the treatment of patients with Urea Cycle Disorders (UCDs), and assigned a Prescription Drug User Fee Act (PDUFA) target action date of June 5, 2022

o

Announced that the U.S. Patent and Trademark Office (USPTO) has issued a key new ACER-001 (sodium phenylbutyrate) formulation composition of matter U.S. patent (No. 11,154,521), strengthening Acer’s proprietary position in the U.S. until 2036

•	ACER-801 (osanetant)
o	Submitted an Investigational New Drug (IND) application to FDA for ACER-801, a selective non-peptide neurokinin 3 receptor (NK3R) antagonist for the treatment of induced Vasomotor Symptoms (iVMS)
•	EDSIVO™ (celiprolol)
o

Continued preparation for an IND submission and Special Protocol Assessment (SPA) request for a Phase 3, randomized, double-blind, placebo-controlled, decentralized clinical trial (DiSCOVER) for EDSIVO™ for patients with COL3A1+ vascular Ehlers-Danlos Syndrome (vEDS)

o	Continued to offer www.discoverceliprolol.com as an educational tool for interested parties
•	Corporate
o

Hired Alka Chawla, M.D., Vice President, Medical Director, in September 2021. Dr. Chawla brings to Acer over 20 years of biopharmaceutical industry experience, including work in the development and optimization of drug-binding and cell-based assays and the purification of proteins, as well as expertise in the therapeutic areas of hematology, metabolic disorders, and oncology.  Dr. Chawla has served as a key team member for an FDA Advisory Committee Meeting, led clinical development programs, and has been responsible for monitoring and evaluating the clinical safety of numerous product candidates

o

Ended Q3 2021 with $14.2 million in cash and cash equivalents. Acer believes its cash and cash equivalents available as of September 30, 2021, plus the $10.0 million Second Development Payment in two tranches following FDA acceptance for filing and review of an NDA for ACER-001 in a UCD per the Collaboration Agreement with Relief Therapeutics Holding AG (Relief), will be sufficient to fund its currently anticipated operating and capital requirements into mid-2022, excluding support for the planned ACER-801 and EDSIVO™ clinical trials

Anticipated Milestones

•	ACER-001 (sodium phenylbutyrate)
o	June 5, 2022: FDA has assigned a PDUFA target action date of June 5, 2022, following its acceptance for filing of the NDA for ACER-001 (sodium phenylbutyrate) for the treatment of patients with UCDs
•	ACER-801 (osanetant)
o

Q1 2022: Phase 2a clinical trial initiation is expected in Q1 2022 designed to evaluate ACER-801’s pharmacokinetics, efficacy and safety in postmenopausal women and to identify the optimal dosing strategy for subsequent efficacy trials in certain cancer patients with iVMS, dependent upon IND clearance and subject to additional capital

•	EDSIVO™ (celiprolol)
o	Q4 2021: Submission of the proposed EDSIVO™ pivotal trial in an IND and SPA request, and request for breakthrough therapy designation are anticipated in Q4 2021
o

Q1 2022: Initiation of the EDSIVO™ DiSCOVER pivotal clinical trial is expected in Q1 2022 subject to successful IND submission and clearance and SPA agreement, and obtaining additional capital required to conduct and complete the trial

•	ACER-2820 (emetine)
o	Ongoing: Further advancement of the emetine program for treatment of certain infectious diseases, including COVID-19, is dependent on Acer’s ability to raise non-dilutive capital

ACER-001, ACER-801 and EDSIVO™ (celiprolol) are investigational product candidates that have not been approved by FDA. There is no guarantee that these product candidates will receive regulatory authority approval in any territory or become commercially available for the indications under investigation.

Q3 2021 Financial Results

Cash position. Cash and cash equivalents were $14.2 million as of September 30, 2021, compared to $5.8 million as of December 31, 2020. Acer believes its cash and cash equivalents available as of September 30, 2021, plus the $10.0 million Second Development Payment in two tranches following FDA acceptance for filing and review of an NDA for ACER-001 in a UCD per the Collaboration

Agreement with Relief, will be sufficient to fund its currently anticipated operating and capital requirements into mid-2022, excluding support for planned ACER-801 and EDSIVO™ clinical trials.

Research and Development Expenses. Research and development expenses were $1.4 million, net of collaboration funding of $3.5 million for the three months ended September 30, 2021, as compared to $3.2 million for the three months ended September 30, 2020. This decrease of $1.8 million was primarily due to the recognition of the $3.5 million of collaboration funding from the Collaboration Agreement with Relief, partially offset by increases in contract manufacturing expenses and employee-related expenses. Research and development expenses for the three months ended September 30, 2021 were comprised of $3.6 million related to ACER-001, offset by $3.5 million of collaboration funding; $0.9 million related to ACER-801; $0.3 million related to EDSIVOTM; and $0.1 million related to other development activities.

General and Administrative Expenses. General and administrative expenses were $1.8 million, net of collaboration funding of $1.0 million for the three months ended September 30, 2021, as compared to $2.7 million for the three months ended September 30, 2020. This decrease of $0.9 million was primarily due to the recognition of the $1.0 million of collaboration funding from the Collaboration Agreement with Relief, as well as a decrease in legal expenses, partially offset by increases in precommercial expenses and employee-related expenses.

Net Loss. Net loss for the three months ended September 30, 2021 was $3.3 million, or $0.23 net loss per share (basic and diluted), compared to a net loss of $5.9 million, or $0.51 net loss per share (basic and diluted), for the three months ended September 30, 2020.

For additional information, please see Acer’s Quarterly Report on Form 10-Q filed today with the SEC.

Completion of Financial Restatement

Acer has completed the restatement of its previously issued financial statements for the fiscal quarters ended March 31, 2021 and June 30, 2021 (Restated Periods), and has filed amended Quarterly Reports on Form 10-Q/A for the Restated Periods with the SEC. As previously disclosed in its Current Report on Form 8-K filed November 16, 2021, a non-cash error was made in the application of certain complex accounting guidance for collaboration agreements, and the revenue recognition associated with the previously disclosed collaboration and license agreement between Acer and Relief, which was entered into on March 19, 2021. The correction of this non-cash error resulted in a restatement of Acer’s unaudited condensed interim financial statements and financial data for the Restated Periods. The restatement had no impact on Acer’s cash position or operating expenses or its ongoing operations or future plans.

About Acer Therapeutics Inc.

Acer is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and life-threatening diseases with significant unmet medical needs. Acer’s pipeline includes four programs: ACER-001 (sodium phenylbutyrate) for treatment of various inborn errors of metabolism, including urea cycle disorders (UCDs) and Maple Syrup Urine Disease (MSUD); ACER-801 (osanetant) for treatment of induced Vasomotor Symptoms (iVMS); EDSIVO™ (celiprolol) for treatment of vascular Ehlers-Danlos syndrome (vEDS) in patients with a confirmed type III collagen (COL3A1) mutation; and ACER-2820 (emetine), a host-directed therapy against a variety of infectious diseases, including COVID-19. Each of Acer’s product candidates is believed to present a comparatively de-risked profile, having one or more of a favorable safety profile, clinical proof-of-concept data, mechanistic differentiation and/or accelerated paths for development through specific programs and procedures established by the FDA. In March 2021, Acer entered into a Collaboration and License Agreement with Relief for development and commercialization of ACER-001. For more information, visit www.acertx.com.

Acer Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, timelines, future financial position, future revenues, projected expenses, regulatory submissions, actions or approvals, cash position, liquidity, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for our product candidates to safely and effectively treat diseases and to be approved for marketing; the commercial or market opportunity of any of our product candidates in any target indication and any territory; our ability to secure the additional capital necessary to fund our various product candidate development programs; the adequacy of our capital to support our future operations and our ability to successfully fund, initiate and complete clinical trials and regulatory submissions; the ability to protect our intellectual property rights; our strategy and business focus; and the development, expected timeline and commercial potential of any of our product candidates. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources to fund our various product candidate development programs and to meet our business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by our intellectual property, risks related to the drug development and the regulatory approval process, including the timing and requirements of regulatory actions, and the impact of competitive products and technological changes. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

Investor Contact:

Hans Vitzthum

LifeSci Advisors

Ph: 617-430-7578

hans@lifesciadvisors.com

Jim DeNike

Acer Therapeutics Inc.

Ph: 844-902-6100

jdenike@acertx.com

ACER THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	September 30,
	2021		2020

Operating expenses:
Research and development (net of collaboration funding of $3,454,881 in the three months ended September 30, 2021)	$1,435,461		$3,227,048
General and administrative (net of collaboration funding of $958,590 in the three months ended September 30, 2021)	1,843,360		2,661,989
Loss from operations	(3,278,821)		(5,889,037)

Other income (expense), net:
Interest and other income (expense), net	(2,471)		(4,129)
Foreign currency transaction gain (loss)	8,284		(35,092)
Total other income (expense), net	5,813		(39,221)

Net loss	$(3,273,008)	]	$(5,928,258)

Net loss per share - basic and diluted	$(0.23)		$(0.51)

Weighted average common shares outstanding - basic and diluted	14,310,244		11,514,254

SELECTED BALANCE SHEET DATA (Unaudited):

	September 30,	December 31,
	2021	2020

Cash and cash equivalents	$14,151,496	$5,761,568

Prepaid expenses	$1,106,650	$679,461

Other current assets	$9,323,586	$—

Property and equipment, net	$113,314	$130,081

Total assets	$32,550,208	$14,613,688

Deferred collaboration funding	$17,771,957	$—

Total liabilities	$30,385,765	$6,389,354

Total stockholders’ equity	$2,164,443	$8,224,334

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